UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 22, 2005

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charters)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive P.O. Box 442, Sulphur, LA (Address of Principal Executive Offices)	70665 70664-0442 (Zip Code)

Registrant’s Telephone Number, including Area Code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 23, 2005, Global Industries, Ltd. (the “Company”) disclosed today that Tim Miciotto, the Company’s Senior Vice President and Chief Financial Officer, has announced his intention to retire at the end of the current year to spend more time with his family. Mr. Miciotto who turned 62 earlier this year, joined the Company in June 2000 and will continue in his current position until December 31, 2005. The Company will begin a search for Mr. Miciotto’s successor.

     In connection with Mr. Miciotto’s retirement, the Company and Mr. Miciotto entered into an agreement whereby the Company agreed to pay Mr. Miciotto his current base salary through the end of the year. Subject to his continued employment through the end of the year, the Company also agreed to: (i) make a one-time severance payment of $101,610 to Mr. Miciotto following his separation from the Company; (ii) accelerate the vesting of 6,000 stock options currently held by Mr. Miciotto; (iii) release the forfeiture restrictions with respect to 7,666 shares (one-third of his restricted shares); (iv) pay or reimburse Mr. Miciotto for 50% of the cost of Executive COBRA premiums for up to 18 months; (v) reimburse Mr. Miciotto for realtor’s commissions and closing cost relating to any sale of Mr. Miciotto’s primary residence that occurs within one year from his last day of employment; and (vi) reimburse Mr. Miciotto for the cost of moving his household effects in connection with any such sale of his primary residence. The agreement also contains customary waivers and releases of claims.

     A copy of the press release announcing Mr. Miciotto’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued June 23, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: June 23, 2005	By:	/s/ Peter S. Atkinson
		Name:	Peter S. Atkinson
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 23, 2005